QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on August 11, 2003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VEECO INSTRUMENTS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-2989601 (I.R.S. Employer Identification No.)

100 Sunnyside Boulevard
Woodbury, New York 11797
(Address of Principal Executive Offices)

Veeco Instruments Inc.
2000 Stock Option Plan (as amended)
(Full title of the plan)

Gregory A. Robbins
Vice President and General Counsel
Veeco Instruments Inc.
100 Sunnyside Boulevard
Woodbury, New York 11797
(Name and address of agent for service)

(516) 677-0200
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $0.01 par value per share	630,000(2)	$18.01	$11,346,300	$917.92

(1)
An estimate, based on the average of the high and low prices as of August 6, 2003 as determined in accordance with Rule 457(c) and (h) under the Securities Act of 1933, has been made solely for the purpose of calculating the registration fee relating to the shares of Common Stock to be registered hereunder and subsequently offered at prices computed upon the basis of fluctuating market prices.

(2)
Represents an additional 630,000 shares of Common Stock issuable pursuant to the Registrant's 2000 Stock Option Plan, as amended (the "Plan"). 1,250,000 shares, 950,000 shares and 2,200,000 shares of Common Stock issuable pursuant to the Plan were previously registered pursuant to the Registrant's Registration Statements on Form S-8, File Number 333-39156, filed on June 13, 2000, File Number 333-66574, filed on August 2, 2001, and File Number 333-88946, filed on May 23, 2002, respectively. This registration statement also relates to such indeterminate number of additional shares of Common Stock of Veeco Instruments Inc. as may be issuable as a result of stock splits, stock dividends or additional similar transactions.

        Pursuant to General Instruction E to Form S-8, this registration statement on Form S-8 registers the offer and sale of an additional 630,000 shares of Common Stock for issuance under the Plan. The contents of the prior registration statements for the Plan, File Number 333-39156, filed on June 13, 2000, File Number 333-66574, filed on August 2, 2001, and File Number 333-88946, filed on May 23, 2002, are hereby incorporated by reference.

Item 8. Exhibits

4.1	Amendment No. 3 effective May 9, 2003 to the Veeco Instruments Inc. 2000 Stock Option Plan
5.1	Opinion of Gregory A. Robbins as to the legality of shares of Common Stock being registered
23.1	Consent of Ernst & Young LLP
23.2	Consent of Gregory A. Robbins (included in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodbury, New York, on August 8, 2003.

Veeco Instruments Inc.
By:	/s/ EDWARD H. BRAUN Name: Edward H. Braun Title: Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on August 8, 2003.

Signatures	Capacity

/s/ EDWARD H. BRAUN Edward H. Braun	Director, Chairman and Chief Executive Officer (principal executive officer)
/s/ JOHN F. REIN, JR. John F. Rein, Jr.	Executive Vice President, Chief Financial Officer and Secretary (principal financial officer)
/s/ JOHN P. KIERNAN John P. Kiernan	Vice President, Finance, Chief Accounting Officer and Corporate Controller (principal accounting officer)
* Richard A. D'Amore	Director
* Joel A. Elftmann	Director
* Heinz K. Fridrich	Director

* Douglas A. Kingsley	Director
* Paul R. Low	Director
* Roger D. McDaniel	Director
* Irwin H. Pfister	Director
* Walter J. Scherr	Director
*By:	/s/ GREGORY A. ROBBINS Gregory A. Robbins	Attorney-in-Fact

INDEX TO EXHIBITS

4.1	Amendment No. 3 effective May 9, 2003 to the Veeco Instruments Inc. 2000 Stock Option Plan
5.1	Opinion of Gregory A. Robbins as to the legality of shares of Common Stock being registered
23.1	Consent of Ernst & Young LLP
23.2	Consent of Gregory A. Robbins (included in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney

QuickLinks

  Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS